Exhibit 5.1

October 5, 2018

Clementia Pharmaceuticals Inc. 4150 Ste-Catherine Street West, Suite 550 Montreal QC H3Z 2Y5 Canada

Dear Sirs/Mesdames:

RE:	Clementia Pharmaceuticals Inc. - Registration Statement on Form F-3

We have acted as Canadian counsel to Clementia Pharmaceuticals Inc. (the “Corporation”), a corporation governed by the Canada Business Corporations Act, in connection with the registration of common shares of the Corporation (the “Shares”) pursuant to a Registration Statement on Form F-3 (the “Registration Statement”) filed by the Corporation on the date hereof with the Securities and Exchange Commission (the “SEC”) for the registration of the sale by the Corporation from time to time on a delayed or continuous basis pursuant to Rule 415 under the under the Securities Act of 1933, as amended (the “Securities Act”), of up to US$200,000,000 in aggregate amount of Shares.

We have examined the Registration Statement and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinions hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation.

We are qualified to practice law in the Province of Québec and these opinions are rendered solely with respect to the Province of Québec and the federal laws of Canada applicable in the Province of Québec.

For the purposes of the opinions set forth below, we have assumed without independent investigation or verification by us that:

(a)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded;
(b)	the Shares will have the terms described in and will otherwise be issued as described in the Registration Statement or in a prospectus supplement and a prospectus supplement will have been prepared and filed with the SEC regarding the Shares offered thereby;
(c)	all Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; and

(d)	the issuance and delivery of the Shares will not violate any applicable law or regulation and will not result in a violation of any provision of any instrument or agreement then binding upon the Corporation, or any restriction imposed by any court or governmental body having jurisdiction over the Corporation.

We have also assumed (a) the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies and (b) the completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials.

On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that when (i) all requisite corporate action, including the adoption of appropriate resolutions of the Board of Directors of the Corporation or a duly authorized committee thereof (the “Authorizing Resolutions”), has been taken by the Corporation to authorize the issuance of any Shares and the consideration to be received therefor, and (ii) certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in the manner described in such Authorizing Resolutions, such Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the prospectus contained therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours truly,

/s/ Dentons Canada LLP